Exhibit 4
JOINT FILING AGREEMENT
The undersigned hereby agree that this amendment to the Schedule 13D with respect to the common stock of Boston Private Financial Holdings, Inc. is, and any subsequent amendments to the Schedule 13D signed by each of the undersigned shall be (without the necessity of filing additional joint filing agreements), filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: August 22, 2011

DBD CAYMAN HOLDINGS, LTD.
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

DBD CAYMAN, LTD.

By:	DBD CAYMAN HOLDINGS, LTD.,
its sole shareholder

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director
TCG HOLDINGS CAYMAN II, L.P.

By:	DBD CAYMAN, LTD.,
its general partner

By:	DBD CAYMAN HOLDINGS, LTD.,
its sole shareholder

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director
TC GROUP CAYMAN INVESTMENT HOLDINGS, L.P.

By:	TCG HOLDINGS CAYMAN II, L.P.,
its general partner

By:	DBD CAYMAN, LTD.,
its general partner

By:	DBD CAYMAN HOLDINGS, LTD.,
its sole shareholder

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

CARLYLE FINANCIAL SERVICES, LTD.
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

TCG FINANCIAL SERVICES, L.P.

By:	CARLYLE FINANCIAL SERVICES, LTD.,
its general partner

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

BP HOLDCO, L.P.

By:	TCG FINANCIAL SERVICES, L.P.,
its general partner

By:	CARLYLE FINANCIAL SERVICES, LTD.,
its general partner

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

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